UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2010

GigOptix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333- 153362	26- 2439072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Geng Road Suite 250

Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 424-1937

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On March 24, 2009, GigOptix, Inc. (the “Company”) issued a press release whereby it announced that it had implemented a company-wide salary reduction plan. Under that plan, the salary of Dr. Avi Katz, the Company’s Chief Executive Officer, was reduced by 18%; the salaries of the Company’s other executive officers were reduced by 15% and the salaries of the Company’s other employees were reduced by 10%. The press release was included as Exhibit 99.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2009.

On October 27, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved incrementally increasing the annual salaries of certain of the Company’s employees, including the named executive officers of the Company, in order to reinstate the reductions that were put in place in March 2009. The following table sets forth the annual salaries, effective following the approved increases, on January 1, 2011 and August 1, 2011, respectively, for each of the named executive officers.

	Salaries
Named Executive Officer	Current	January 1, 2011		August 1, 2011 (1)
Dr. Avi Katz
President, Chief Executive Officer and Chairman of the Board of Directors	$300,000	$330,000	(2)	$360,000
Ronald K. Shelton
Senior Vice President and Chief Financial Officer	$205,700	$222,378		$242,000
Andrea Betti-Berutto
Senior Vice President and Chief Technical Officer	$187,000	$222,378		$242,000
Julie Tipton
Senior Vice President of Operations	$205,700	$222,378		$242,000

(1)	All salary increases on August 1, 2011 are contingent on the Company achieving cumulative revenue for the first and second quarters of 2011 greater than or equal to $15.8 million, and the Company achieving cumulative Adjusted EBITDA for the same period greater than or equal to $1.8 million.
(2)	Dr. Katz’s salary increase on January 1, 2011 is contingent on the Company achieving revenue for the 4th quarter of 2010 greater than or equal to $8.1 million, and the Company achieving Adjusted EBITDA for the same period greater than or equal to $1.0 million.

On October 27, 2010, the Board approved, upon the recommendation of the Committee, the payment of a discretionary bonus of $42,000 to Dr. Avi Katz, the Company’s Chief Executive Officer. Such discretionary bonus was awarded in recognition of the Company’s financial performance and Dr. Katz’s performance in his role as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/S/ RONALD K. SHELTON
Ronald K. Shelton Chief Financial Officer

Date: November 2, 2010

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